Exhibit 15.1

dentons.cn

Consent Letter

April 23, 2024

To: Chanson International Holding (the “Company”)

No. 26 Culture Road, Tianshan District Urumqi,

Xinjiang, People’s Republic of China

Dear Sirs or Madams,

We consent to the reference to our firm under the headings of “Item 3. Key Information—Our Corporate Structure—Risks Associated with our Corporate Structure and the VIE Agreements,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC,” “Item 4. Information on the Company—B. Business Overview—Regulations—PRC Regulations,” and “Item 10. Additional Information—E. Taxation—People’s Republic of China Enterprise Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”). We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

Yours faithfully,

/s/ Beijing Dacheng Law Offices, LLP (Guangzhou)
Beijing Dacheng Law Offices, LLP (Guangzhou)